Exhibit 99.1

Quantum-Si Reports First Quarter 2026 Financial Results and Highlights ProteusTM Development Milestones
Successful sequencing on integrated Proteus instruments and continued progress toward amino acid coverage and overall launch capabilities

BRANFORD, Conn. -- (BUSINESS WIRE) -- May 7, 2026 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), a proteomics technology company redefining protein analysis through single-molecule protein sequencing, today announced financial results for the first quarter ended March 31, 2026.

Press Release Highlights

•Successful sequencing on integrated Proteus™ instruments
•Sequenced first customer samples on a Proteus prototype system
•Current developmental sequencing kit detects 17 amino acids
•Multiple customer posters, pre-prints and manuscripts released during the quarter
•Initiated Proteus roadshows to build awareness and prepare market for anticipated commercial launch at the end of 2026

“We delivered a strong quarter of Proteus execution, achieving the key development milestones we outlined at our Investor & Analyst Day in November 2025. Most notably, we achieved automated sequencing runs on integrated Proteus instruments bringing together all the core elements of the system planned for the launch configuration spanning instrumentation, KinetIQ™ Array, Sequencing chemistry and data analysis, all without user intervention once the run is initiated,” said Jeff Hawkins, President and Chief Executive Officer. “While there is more work ahead, the momentum we are building across all parts of the Proteus development program is encouraging and reinforces our confidence in the roadmap we are executing.”

Hawkins continued, “Commercially, we are laser focused on building market awareness about our single-molecular protein sequencing technology in general and about the Proteus system specifically. Our initial roadshows have been well attended, and we will continue to expand the number of events to build awareness across many geographies and end-market segments. As Proteus continues to progress through development, we can now turn our focus towards being able to open customer access to sample evaluations and ultimately enabling early access sites with Proteus instruments this summer to continue to build momentum and interest in preparation for commercial launch at the end of 2026.”

First Quarter 2026 Financial Results

For the first quarter of 2026, the Company recorded revenue of $258,000. Gross profit was $74,000 and gross margin was 29%.

Total operating expenses were $24.1 million in the first quarter of 2026, compared to $25.6 million for the same period in the prior year. Adjusted total operating expenses were $21.4 million in the first quarter of 2026 compared to $22.9 million for the same period in the prior year. The Company funded research and development at a higher run rate year-over-year to support Proteus development and launch readiness, while selling, general and administrative expenses were lower year-over-year due to continued tight cost controls.

Net loss was $21.7 million in the first quarter of 2026, compared to a net loss of $19.2 million in the same period of the prior year. Adjusted EBITDA was negative $20.1 million in the first quarter of 2026, compared to negative $21.5 million in the same period of the prior year. A reconciliation of the non-GAAP financial measures adjusted total operating expenses and adjusted EBITDA is provided in a table included in this press release.

As of March 31, 2026, the Company’s cash and cash equivalents and investments in marketable securities, were $190.4 million, which is anticipated to carry operations into the second quarter of 2028.
2026 Financial Guidance
For the full year 2026, the Company reiterated the following financial guidance, as initially issued on March 3, 2026:

Revenue:	Approximately $1.0 million
Adjusted total operating expenses:	$98.0 million or less
Total cash usage:	$93.0 million or less
2026 will continue to represent a transition year as the Company prioritizes positioning Proteus for a successful commercial launch and long-term adoption. The Company continues to expect that 2026 revenue will be impacted by deliberate strategic actions taken in advance of the anticipated Proteus launch, including embedding upgrade credits into Platinum Pro units sold in 2026 to provide customers with a clear path to Proteus, as well as customers choosing to delay purchasing decisions as they plan for the Proteus platform. This revenue guidance reflects intentional tradeoffs designed to support market readiness and long-term platform adoption and is not indicative of underlying demand or the Company’s long-term growth opportunity.
Adjusted total operating expenses are expected to include funding of substantially all activities required to complete development and support of the commercial launch of the Proteus platform with its anticipated capabilities by the end of 2026. The Company expects to continue managing operating expenses with discipline while prioritizing investments directly tied to Proteus execution and launch readiness.
Total cash usage is expected to include operating expenses related to Proteus development, as well as modest inventory build and commercial readiness activities ahead of the anticipated Proteus launch.
The Company believes its cash, cash equivalents, and investments in marketable securities of $190.4 million as of March 31, 2026, will provide sufficient runway to execute on the Proteus launch and support operations into the second quarter of 2028.
Webcast and Conference Call Information
Quantum-Si will host a conference call to discuss its first quarter 2026 financial results on Thursday, May 7, 2026, at 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by joining the live webcast in the Investors section of the Quantum-Si website under Events & Presentations. Alternatively, individuals can register here to receive a dial-in number and personalized PIN to participate in the call. An archived webcast of the event will be available for replay following the event.
About Quantum-Si Incorporated

Quantum-Si is transforming proteomics with a benchtop platform that brings single-molecule protein analysis to every lab, everywhere. The Company’s platform enables real-time kinetic-based detection and allows researchers to move beyond traditional, multistep workflows and directly access dynamic, functional protein insights with unparalleled resolution. By making protein analysis simpler, faster, and more informative,

Quantum-Si is accelerating proteomic discoveries to improve the way we live. Learn more at quantum-si.com or follow us on LinkedIn or X.
Use of Non-GAAP Financial Measures
This press release presents the non-GAAP financial measures “adjusted total operating expenses” and “adjusted EBITDA.” The most directly comparable measures for these non-GAAP financial measures are total operating expenses and net loss. The Company has included below adjusted total operating expenses, which presents the Company’s total operating expenses after excluding stock-based compensation, net lease termination expense, legal settlement expense, net of insurance proceeds, restructuring costs and other non-recurring operating expenses. In addition, adjusted EBITDA further excludes interest, taxes, depreciation, amortization, dividend and interest income, changes in fair value of warrant liabilities and other income or expense.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2026.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products, services and applications, its anticipated cash runway, the anticipated timing of product launches and product capabilities (including Proteus), investor confidence in Quantum-Si and our strategic roadmap, and any financial guidance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Many of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth and retain its key employees; the Company’s ongoing leadership transitions and succession planning; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities, including the use and benefit of artificial intelligence in these and other activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future, including Proteus; the potential attributes and benefits of the Company’s commercialized Platinum protein sequencing instruments and kits and the Company’s other products (including Proteus) once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s defense and initiation of litigation matters; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in the

Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$36,200	$21,639
Marketable securities, current	91,138	141,271
Accounts receivable, net of allowance of $270 and $270, respectively	203	561
Legal settlement insurance receivable	—	4,638
Inventory	2,191	3,197
Prepaid expenses and other current assets	5,232	4,554
Total current assets	134,964	175,860
Marketable securities, non-current	63,023	52,855
Property and equipment, net	12,030	13,194
Operating lease right-of-use assets	3,098	3,464
Other assets	233	234
Total assets	$213,348	$245,607
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,790	$1,623
Accrued payroll and payroll-related costs	2,205	5,903
Accrued contracted services	2,879	3,356
Accrued legal settlement liability	—	8,000
Accrued expenses and other current liabilities	1,557	1,505
Warrant liabilities	437	794
Current portion of operating lease liabilities	1,841	1,844
Total current liabilities	10,709	23,025
Operating lease liabilities	1,870	2,322
Other long-term liabilities	25	34
Total liabilities	12,604	25,381
Stockholders’ equity:
Class A Common stock, $0.0001 par value; 600,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 197,218,496 and 196,431,273 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	20	20
Class B Common stock, $0.0001 par value; 27,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 19,937,500 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Additional paid-in capital	920,755	918,190
Accumulated other comprehensive loss	(382)	(6)
Accumulated deficit	(719,651)	(697,980)
Total stockholders’ equity	200,744	220,226
Total liabilities and stockholders’ equity	$213,348	$245,607

QUANTUM-SI INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2026	2025
Revenue
Product	$216	$808
Service	42	34
Total revenue	258	842

Cost of revenue
Product	177	337
Service	7	19
Total cost of revenue	184	356

Gross profit	74	486

Operating expenses:
Research and development	14,487	13,717
Selling, general and administrative	9,640	11,881
Total operating expenses	24,127	25,598
Loss from operations	(24,053)	(25,112)
Dividend income	131	221
Interest income	1,744	2,326
Change in fair value of warrant liabilities	357	3,401
Other income (expense), net	28	(14)
Loss before provision for income taxes	(21,793)	(19,178)
Benefit (provision) for income taxes	122	(11)
Net loss	$(21,671)	$(19,189)

Net loss per common share attributable to common stockholders, basic and diluted	$(0.10)	$(0.11)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	216,472	182,303

Other comprehensive income (loss)
Net unrealized loss on marketable securities, net of tax	$(304)	$(53)
Foreign currency translation adjustment	(72)	6
Total other comprehensive loss, net of tax	(376)	(47)
Comprehensive loss	$(22,047)	$(19,236)

QUANTUM-SI INCORPORATED
RECONCILIATIONS OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three months ended March 31,
	2026	2025
Net loss	$(21,671)	$(19,189)
Adjustments to reconcile to EBITDA:
Dividend income	(131)	(221)
Interest income	(1,744)	(2,326)
Depreciation and amortization	1,225	917
Income tax (benefit) provision	(122)	11
EBITDA	(22,443)	(20,808)
Adjustments to reconcile to Adjusted EBITDA:
Change in fair value of warrant liabilities	(357)	(3,401)
Stock-based compensation	2,565	2,362
Restructuring costs	195	134
Other non-recurring operating expenses	—	244
Other (income) expense, net	(28)	14
Adjusted EBITDA	$(20,068)	$(21,455)

	Three months ended March 31,
	2026	2025
Total operating expenses	$24,127	$25,598
Adjustments to reconcile to Adjusted total operating expenses:
Stock-based compensation	(2,565)	(2,362)
Restructuring costs	(195)	(134)
Other non-recurring operating expenses	—	(244)
Adjusted total operating expenses	$21,367	$22,858

Contacts
Investor and Media:
Jeff Keyes
Chief Financial Officer
ir@quantum-si.com

Source: Quantum-Si Incorporated